SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )


Filed by the Registrant X
Filed by a Party other than the Registrant __

Check the appropriate box:

__  Preliminary Proxy Statement
__  Confidential, for use of the Commission only (as permitted by
       Rule 14a-6(e)(2)
X   Definitive Proxy Statement
__  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

________________________________EXPRESS SCRIPTS, INC.__________________________
                (Name of Registrant As Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement. If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X  No fee required.
__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------

2)  Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule )-11:*________________________________________________

4)  Proposed maximum aggregate value of transaction:___________________________

5)  Total fee paid: ___________________________________________________________

__  Fee paid previously with preliminary materials.
__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)  Amount previously paid:_________________________________________________

   2)  Form, Schedule or Registration Statement No.____________________________

   3)  Filing party:___________________________________________________________

   4)  Date filed:_____________________________________________________________
-----------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [COMPANY LOGO INSERTED HERE]

                              EXPRESS SCRIPTS, INC.
                              14000 RIVERPORT DRIVE
                        MARYLAND HEIGHTS, MISSOURI 63043

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

     The 1997 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 14000 Riverport Drive, Maryland Heights, Missouri 63043, on Wednesday, May 28, 1997, at 9:30 a.m., to consider and act upon the following matters:

     1. to elect ten (10) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;
     2. to approve the First Amendment to the Company's Amended and Restated 1994 Stock Option Plan;
     3. to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the Company's current fiscal year; and
     4. to transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 31, 1997, are entitled to notice of and to vote at the Meeting. At least ten days prior to the Meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Meeting, during ordinary business hours, at the office of the Secretary of the Company at 14000 Riverport Drive, Maryland Heights, Missouri 63043. As a stockholder of record, you are cordially invited to attend the Meeting in person. If you do not expect to be present, please complete, sign and date the enclosed Proxy and mail it promptly in the enclosed envelope. The return of the enclosed Proxy will not affect your right to vote in person if you attend the Meeting.

                                    By Order of the Board of Directors.

                                    /s/ Thomas M. Boudreau

                                    Thomas M. Boudreau
                                    Secretary

14000 Riverport Drive
Maryland Heights, Missouri 63043
April 16, 1997

         THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES.

                          [COMPANY LOGO INSERTED HERE]

                              EXPRESS SCRIPTS, INC.
                              14000 RIVERPORT DRIVE
                        MARYLAND HEIGHTS, MISSOURI 63043

                                ------------------

                       1997 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                                ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Express Scripts, Inc., a Delaware corporation (the "Company"), to be voted at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") and any adjournment thereof. The Meeting will be held at the offices of the Company, 14000 Riverport Drive, Maryland Heights, Missouri 63043 on Wednesday, May 28, 1997, at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the accompanying Proxy will first be sent or given to stockholders on or about April 16, 1997.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the nominees for director named in this Proxy Statement,
(ii) for the proposal to approve the First Amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "Amendment to the 1994 Plan"), (iii) for ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for 1997, and (iv) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by executing and delivering a subsequent proxy or by attending and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                                VOTING SECURITIES

     Stockholders of record as of the close of business on March 31, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 8,978,180 outstanding shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 7,510,000 outstanding shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock", which, together with the Class A Common Stock, are hereinafter collectively referred to as the "Common Stock"). All of the outstanding shares of the Class B Common Stock are owned by NYLIFE HealthCare Management, Inc. ("NYLIFE HealthCare"), a Delaware corporation and an indirect subsidiary of New York Life Insurance Company, a mutual insurance company organized and existing under the laws of the State of New York ("New York Life").

     The Class B Common Stock is convertible into shares of Class A Common Stock on a share-for-share basis at any time at the option of the holder, and will be automatically converted to Class A Common Stock upon any transfer to any entity other than New York Life or its affiliates. Each holder of the Class A Common Stock is entitled to one vote for each share held by such holder and each holder of the Class B Common Stock is entitled to ten votes for each share held by such holder. In all respects other than voting power and the convertibility of the Class B Common Stock, the Class A Common Stock and Class B Common Stock are identical. The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters except where Delaware law or the Company's Certificate of Incorporation require otherwise.

     The presence, in person or by proxy, of the holders of shares entitled to cast a majority of the votes of all outstanding shares entitled to vote shall constitute a quorum at the Meeting. A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the Meeting for quorum purposes but will not be deemed to have voted on the particular matter under consideration. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the Meeting for quorum purposes but will not be deemed to have voted on such other matters. Thus, on the votes for the proposals to elect directors and ratify the appointment of accountants, where the outcome depends upon the votes cast, abstentions and non-votes will have no effect. However, on the proposal to approve the Amendment to the 1994 Plan, where approval depends upon the affirmative vote of a majority of the votes eligible to be cast at a meeting of the Stockholders of the Company voting as a single class, abstentions and non-votes will have the effect of votes against the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of February 1, 1997 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each of the five most highly compensated executive officers and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Included are amounts of shares which may be acquired on February 1, 1997 or within 60 days of February 1, 1997 pursuant to the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercise sole voting and investment power over the shares that each of them beneficially owns.


                                         Shares Beneficially Owned

NAME AND ADDRESS                        NUMBER       PERCENT OF CLASS
CLASS A COMMON STOCK:

   Howard Atkins.................           0                 *
   Bernard N. Del Bello..........       3,500                 *
   Richard M. Kernan, Jr.........           0                 *
   Richard A. Norling(1).........      19,000                 *
   Frederick J. Sievert..........           0                 *
   Stephen N. Steinig............           0                 *
   Seymour Sternberg(2)..........       3,000                 *
   Barrett A. Toan(3)............     185,000               2.1%
   Howard L. Waltman.............           0                 *
   Norman Zachary(4).............      12,000                 *
   Stuart L. Bascomb(5)..........      40,900                 *
   Susan M. Barrow, MD(6)........       8,600                 *
   Thomas M. Boudreau(7).........      10,800                 *
   Richard A. Calvert(8).........       7,420                 *
   Directors and Executive
      Officers as a Group (17
      persons)(9)................     315,620               3.5%
   Pilgrim Baxter &
      Associates(10)..............  1,201,100              13.4%
      1125 Drummer Lane, Suite 300
      Wayne, Pennsylvania 19087
   AIM Management Group, Inc.(11)   1,173,600              13.1%
      11 Greenway Plaza, Suite 1919
      Houston, Texas 77046
   Wasatch Advisors, Inc.(12)....   1,061,050              11.8%
      68 South Main Street, Ste.400
      Salt Lake City, UT 89101

   CLASS B COMMON STOCK:
      NYLIFE HealthCare Management,
      Inc.(13)(14)(15)............  7,510,000             100.0%
----------
    * Indicates less than 1%

(1) Consists of options for 19,000 shares granted under the Amended and Restated 1992 Stock Option Plan for Outside Directors (the "Outside Directors Plan").

(2) Excludes 180 shares held by Mr. Sternberg's son, as to which shares Mr. Sternberg disclaims beneficial ownership.

(3) Includes options for 182,000 shares granted under the Company's Amended and Restated 1992 Employee Stock Option Plan (the "1992 Plan") and the Amended and Restated 1994 Employee Stock Option Plan (the "1994 Plan"; together with the 1992 Plan, the "Plans"). The shares subject to the options are restricted from transfer with the transfer restriction lapsing as to 20% of such shares on each anniversary date of the date of grant. The transfer restriction is subject to complete lapse in the event of a "change in control" of the Company (as defined in the Plans) or termination of Mr.Toan's employment by reason of death, disability or retirement or by the Company without cause. Upon termination of Mr. Toan's employment, the Company will purchase any shares issued upon the exercise of the option that remain subject to the transfer restriction, at the lesser of the option exercise price or the then current market value of the Class A Common Stock.
                                       2

(4) Consists of options for 12,000 shares granted under the Outside Directors Plan.

(5) Includes options for 33,600 shares granted under the Plans and 7,300 shares owned by Mr. Bascomb, of which 3,300 shares are held as co-trustee (with shared voting and dispositive power) of a trust for the benefit of his mother.

(6) Consists of options for 8,600 shares granted under the Plans.

(7) Consists of options for 10,800 shares granted under the Plans.

(8) Consists of options for 7,420 shares granted under the Plans.

(9) Includes options for 297,820 shares granted under the Plans.

(10) The information with respect to the beneficial ownership of these shares has been obtained from a copy of an Amendment No. 1 to Schedule 13G dated February 14, 1997. Such filing reports that the beneficial owner is a registered investment advisor and it shares voting power with respect to all of the shares reported but has sole dispositive power as to all of the shares reported.

(11) The information with respect to the beneficial ownership of these shares has been obtained from a copy of a Schedule 13G dated February 12, 1997. Such filing reports that the beneficial owner is a parent holding company and it shares voting power and dispositive power as to all of the shares reported.

(12) The information with respect to the beneficial ownership of these shares has been obtained from a copy of an Amendment No. 1 to Schedule 13G dated February 14, 1997. Such filing reports that the beneficial owner is a registered investment advisor and it has sole dispositive power as to all of the shares reported.

(13) Messrs. Atkins, Del Bello, Kernan, Sievert, Steinig and Sternberg, directors of the Company, are also directors and/or hold various executive positions with New York Life and/or NYLIFE HealthCare, as described herein. All of the foregoing directors disclaim beneficial ownership of the Company's Class B Common Stock owned by NYLIFE HealthCare.

(14) Each share of Class B Common Stock has ten (10) votes per share and will automatically convert upon transfer (other than to New York Life or its affiliates) at any time into shares of Class A Common Stock on a share-for-share basis and otherwise at the option of NYLIFE HealthCare. NYLIFE HealthCare is an indirect, wholly owned subsidiary of New York Life that has 89.3% of the voting power of the Common Stock of the Company.

(15) If converted to Class A Common Stock, the Class B Common Stock would represent approximately 45.6% of the outstanding Class A Common Stock.

                            I. ELECTION OF DIRECTORS

     At the Meeting, the entire Board of Directors, comprised of ten directors, is to be elected to serve until the next Annual Meeting of Stockholders or until their successors shall be duly elected and qualified. The number of directors was fixed by the Board of Directors pursuant to the Company's By-laws. Unless otherwise specified, all proxies will be voted in favor of the ten nominees listed below as directors of the Company.

     The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. If a vacancy occurs among the original nominees prior to the Meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast. NYLIFE HealthCare has indicated its intention to vote its shares for election of the ten nominees. Assuming NYLIFE HealthCare votes in favor of such nominees, such vote would be sufficient to elect the nominees. The following information is furnished as of March 1, 1997, with respect to each of the nominees for the Board of Directors:

NAME, POSITION AND PRINCIPAL OCCUPATION

     Howard Atkins, 46, was elected a director of the Company in January 1997, to fill a vacancy on the Board created by the resignation of Lee M. Gammill, Jr. He has been an Executive Vice President and the Chief Financial Officer of New York Life since April, 1996. From September 1991 until joining New York Life,
Mr. Atkins was the Executive Vice President and Chief Financial Officer of Midlantic Bank. Mr. Atkins is also a director of NYLCare Health Plans, Inc. ("NYLCare"), a subsidiary of New York Life.

     Bernard N. Del Bello, 61, was elected a director of the Company in March 1992 and served as Secretary of the Company from March 1992 to October 1994. Since December 1986, he has been Vice President and Deputy General Counsel of New York Life. Mr. Del Bello is also a director of NYLIFE Healthcare.

     Richard M. Kernan, Jr., 56, was elected a director of the Company in March 1992. He has been an Executive Vice President and the Chief Investment Officer of New York Life since March 1991. From May 1984 to March 1991, he was Senior Vice President of New York Life in charge of the Investment Department. Mr. Kernan has been a director of New York Life Insurance and Annuity Corporation and MacKay Shields Financial Corporation (both of which are subsidiaries of New York Life) since March 1985 and December 1988, respectively. Mr. Kernan is also Chairman of New York Life Worldwide Holding, Inc., also a subsidiary of New York Life, and a director of NYLIFE Healthcare and NYLCare.

     Richard A. Norling, 51, was elected a director of the Company in March 1992. Since July 1989, Mr. Norling has been President and Chief Executive Officer of Fairview Hospital and HealthCare Services, a regional integrated network of hospitals, ambulatory care services and health care management enterprises.

     Frederick J. Sievert, 49, was elected a director of the Company in July 1995. Since January 1997, Mr. Sievert has been the Vice Chairman of New York Life. From February 1995 to December 1996, Mr. Sievert was an Executive Vice President of New York Life. From January 1992 to January 1995, Mr. Sievert was Senior Vice President of New York Life in charge of financial management and policyholder services for Individual Operations. From July 1989 to November 1992, Mr. Sievert was Senior Vice President, Individual Operations of Royal
Maccabees, the U.S. life insurance subsidiary of The Royal Insurance Group of London, England. Mr. Sievert is also a director of NYLCare.

    Stephen N. Steinig, 51, was elected a director of the Company in January 1994. Since February 1994, Mr. Steinig has been Senior Vice President and Chief Actuary of New York Life. From February 1992 to February 1994, he was Chief Actuary and Controller of New York Life. From November 1989 to February 1992, he held the position of Senior Vice President and Chief Actuary of New York Life. Mr. Steinig is also a director of NYLCare.

     Seymour Sternberg, 53, was elected a director of the Company in March 1992. Mr. Sternberg is the President and Chief Operating Officer of New York Life. He has been with New York Life since February 1989, serving as the Vice Chairman from February to September 1995, as an Executive Vice President from March 1992 to February 1995 and as a Senior Vice President from February 1989 to March 1992. Mr. Sternberg is also Chairman, Chief Executive Officer and President of NYLIFE Healthcare, and a director or an officer of a number of other New York Life subsidiaries, including NYLCare.

     Barrett A. Toan, 49, was elected Chief Executive Officer of the Company in March 1992 and President and a director in October 1990. Mr. Toan has been an executive employee of the Company since May 1989. From January 1985 to May 1989, Mr. Toan served full-time as the Executive Director of Sanus of Missouri, Inc. ("SOMI"), a subsidiary of NYLCare. From May 1989 until March 1992, Mr. Toan spent approximately one-half of his time performing services for the Company. He was also Secretary of GenCare Health Systems, Inc., a St. Louis HMO, from May 1989 to March 1992. In March 1992, Mr. Toan resigned as Executive Director of SOMI.

     Howard L. Waltman, 64, was elected Chairman of the Board of the Company in March 1992. Mr. Waltman has been a director of the Company since its inception in September 1986. From 1983 until September 1992, Mr. Waltman was Chairman of the Board and Chief Executive Officer of Sanus Corp. Health Systems, a wholly owned subsidiary of New York Life, which is now known as NYLCare. From September 1992 to December 31, 1995, Mr. Waltman served as Chairman of the Board of NYLCare.

     Norman Zachary, 70, was elected a director of the Company in March 1992. From June 1967 to November 1991, Mr. Zachary held various positions at Logica Data Architects, Inc. (formerly known as Data Architects, Inc.) ("Logica"), a consulting and software development company, including serving as President and a director until November 1990. Logica provided consulting services to New York Life from time to time.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has established an Executive Committee, an Audit Committee and a Compensation Committee. During intervals between meetings of the Board of Directors, the Executive Committee has all the powers and authority of the Board of Directors, except as otherwise provided by the Board of Directors or as required by law. The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting. In addition, the Audit Committee must review and, by majority vote, approve material transactions with related parties (see "Certain Relationships and Related Transactions - Approval of Related Party Transactions"). A majority of the Audit Committee must be unaffiliated with the Company and its affiliates. The Compensation Committee administers the Company's compensation plans. The Company does not have a standing Nominating Committee.

     During 1996, the Board of Directors held 5 meetings, the Executive Committee held 5 meetings, the Audit Committee held 3 meetings and the Compensation Committee held 6 meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees on which he served during 1996, except Mr. Gammill, who attended approximately 60%.

                             DIRECTORS' COMPENSATION

     Directors of the Company who are also employed by the Company or New York Life or its subsidiaries do not receive compensation for serving as directors. During 1996, directors who were not employees of the Company or New York Life or its subsidiaries received an annual retainer of $10,000 and a fee of $500 for each Board or Committee meeting attended prior to January 24, 1996, and $750 for each Board or Committee meeting attended thereafter. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in connection with attending Board and Committee Meetings.

     Under the Outside Directors Plan, prior to the amendment thereto effective January 24, 1996, each non-employee director received a one-time grant of a ten-year option to purchase 14,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock at the date of grant. This option became exercisable in three equal annual installments on the first three anniversaries of the grant date. Mr. Norling and Mr. Zachary were granted options to purchase 14,000 shares each upon the closing of the Company's initial public offering in June 1992.

     Effective January 24, 1996, each non-employee director who is first elected or appointed as a non-employee director on or after such date shall receive a ten-year option to purchase 24,000 shares of the Class A Common Stock as of the date of the first Board meeting he or she attends as a non-employee director. These options will become exercisable in five equal installments at the rate of one-fifth per year on each anniversary of the grant date. In addition, each non-employee director who was first elected or appointed as a non-employee director prior to January 24, 1996 received an option to purchase 10,000 shares, in addition to the 14,000 previously granted. These additional options vest in two installments of 5,000 shares each on June 16, 1996 and June 16, 1997. The exercise price of all options granted under the Outside Directors Plan is equal to the fair market value of the Class A Common Stock at the date of grant. Mr. Norling and Mr. Zachary were each granted options to purchase 10,000 additional shares effective January 24, 1996, and Mr. Waltman was granted an option to purchase 24,000 shares effective May 22, 1996.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation plans, including the Company's stock option plans for its employees. The Committee's overall recommendations regarding compensation are subject to approval of the Board of Directors; although the Committee has authority to grant stock options under the Company's employee stock option plans, it now acts in conjunction with the full Board of Directors in awarding stock options to executive officers in order to comply with the new rules adopted under Section 16 of the Securities Exchange Act of 1934.

COMPENSATION PLAN

     The Company's general compensation policy for its executive officers, including the Chief Executive Officer ("CEO"), is to provide (i) short-term compensation consisting of two components, a base annual salary which does not vary and a cash bonus awarded based upon specific short-term financial and non-financial objectives for the individual and the Company, and (ii) long-term compensation consisting of options to purchase the Company's stock based upon the Committee's judgment as to the relative contribution of each officer to the long-term success of the Company. The CEO also consults with the Committee regarding the compensation of those executive officers whose base salary exceeds $100,000 or whose potential bonus is in excess of $50,000. The Committee reviews compensation on an annual basis.

     The Company's policy is to use short-term compensation and long-term incentive compensation such that the total compensation package is competitive with compensation packages for executive officers provided by similar sized companies in businesses similar to the Company, based on periodic compensation studies conducted by independent consultants. Base salaries and bonuses for 1996 were established considering companies in the managed care industry with revenues, membership levels and services of comparable magnitude to the Company's.

     In the fall of 1995, the Company engaged an outside consultant to determine the extent to which the Company's policy on short- and long-term compensation was being met with respect to all senior managers of the Company, including the executive officers, given the rapid growth of the Company. The consultant determined, based upon a survey of 39 companies consisting primarily of companies other than those in the Standard & Poor's Health Care - 500 Index, that the Company's executive officers, including the chief executive officer, are compensated at less than the average of the 50th percentile of the market value of the total compensation received by persons in comparable positions at these companies (to the extent these companies had comparable positions), while a higher percentage of their compensation is in the form of short-term incentive compensation. Accordingly, the Committee recommended to the Board of Directors that certain adjustments be made for many senior managers, including all of the executive officers, in base salary for 1996. Further adjustments have been recommended for 1997 based on the results of the study. The Committee also recommended, based on the survey, changes in long-term incentive compensation awards in the form of stock options which were made in 1996 based on 1995 performance, as discussed below. The Committee is continuing to study the impact of Section 162(m) of the Internal Revenue Code on the deductibility of executive officer's compensation. The Committee is endeavoring to maximize the deductibility of compensation to the extent practicable while maintaining competitive compensation.

COMPONENTS OF EXECUTIVE COMPENSATION

     BASE SALARY: The Committee determines the salary ranges for each executive officer position in the Company based upon the level and scope of responsibilities of the position and the pay levels of similarly positioned executive officers in comparable companies. The CEO's evaluation of the level of responsibility of each position (other than his own) and the performance of each other executive officer is of paramount importance when base salary is determined. For 1996 compensation, which was determined in late 1995, the Committee obtained information about the salary and total compensation of officers in similar companies through review of published reports and periodic surveys.

     ANNUAL BONUS COMPENSATION: Each executive officer's bonus has two components: (i) an amount based on the Company's profitability goal, and (ii) an amount based on achieving specific work plan objectives. For each individual, each component is expressed as a specific dollar amount. In general, the profitability component represents approximately 30 percent of the total annual bonus amount, and the work plan objectives represent the remaining 70 percent. The potential bonus amount for 1996 for any executive officer (other than the CEO) is between approximately 33 percent and 50 percent of the base salary, depending on the extent to which that executive officer's department can help meet certain Company-wide goals.

     Executive officers are eligible for annual bonus payments only if the Company meets certain predetermined profitability and membership goals, which are approved by the Board in its annual review of the Company's budget. For 1996, the goals were based on the Company's budgeted net income for 1996 and total membership in the Company's pharmacy benefit management programs.

     If the Company meets these profitability and membership goals, the executive will receive the specified profitability portion of the bonus. For the executive to receive the work plan bonus, the Committee examines the executive's individual contribution to his or her departmental work plan and whether and the extent to which the departmental work plan goals are achieved. The departmental work plan goals are determined based upon the departmental function, and include such items as development and marketing of specific new products and programs within a specified time frame, systems enhancements to support new products and programs, improvements in mail service pharmacy processing costs and enhancements in the provider networks. The work plan bonus for 1996 is available only if the Company's overall 1996 profitability and membership goals are achieved.

     LONG-TERM INCENTIVE COMPENSATION: Long-term incentive compensation is in the form of the Company's stock option plans, which are designed to align the executive's incentive compensation more directly with stockholder values by linking compensation to the long-term performance of the Company's stock. Long-term compensation is also designed to encourage executives to make career commitments to the Company. The size of an executive's stock option award is based upon management's and the Committee's subjective evaluation of the contribution an executive can and has made to overall growth and profitability of the Company and the number of shares available for award under the stock option plan.

     Stock options are granted with an exercise price equal to the market value on the date of grant and constitute compensation only if the Company's stock price increases thereafter. The Committee has discretion to determine the vesting schedule for each option grant and generally has made grants which become exercisable in equal amounts over five years. Executives must be employed by the Company at the time of vesting in order to exercise their options.

     For 1996, actual aggregate bonuses paid to current executive officers, including the CEO, represented approximately 29% of the total short-term compensation paid to these officers, compared to 31% in 1995. Actual aggregate bonuses paid to all current executive officers who received bonuses for 1996 represented approximately 80% of the total amounts allocated for bonuses for these executive officers and approximately 26% of the total bonus amounts paid to all employees for 1996, compared to 78% and 35%, respectively, in 1995.

THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Committee evaluates the performance of the CEO for purposes of recommending to the Board his annual base pay adjustment and annual bonus awards. The Committee also determines his stock option award. The factors considered in recommending an increase in the CEO's salary in 1996 related to the overall performance of the Company, particularly the increase in revenues, membership, net income and earnings per share, which were subjectively evaluated by the Committee. Another factor was the percentage increase in salary allocated to certain senior executives of the Company in general, although this factor was of less importance.

     Under his employment agreement with the Company, the CEO may earn an annual bonus of up to 80% of his base salary based upon achievement of performance objectives set by the Board upon recommendation of the Committee. Mr. Toan's bonus award for 1996 performance was recommended by the Committee based upon the Company's attainment of its profitability and enrollment goals, which were weighted equally, and for his performance of the 1996 non-financial work plan objectives that were assigned to him. The factors used in the non-financial work plan objectives related to such items as new product introductions, strengthening of the Company's management information systems, and development and implementation of a new marketing plan, all of which were subjectively weighted.

     In January, 1997, the Committee, acting jointly with the Board of Directors, awarded the CEO additional options to acquire shares of the Company's Class A Common Stock in particular recognition of the growth of revenue and earnings and certain strategic initiatives.

February 26, 1997.                            COMPENSATION COMMITTEE
                                              Frederick J. Sievert, Chairman
                                              Seymour Sternberg
                                              Norman Zachary

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Sternberg is the President and Chief Operating Officer of New York Life; Chairman, Chief Executive Officer and President of NYLIFE HealthCare; and a director of NYLCare. Mr. Sievert is the Vice Chairman of New York Life and a director of NYLCare. The Company is a party to agreements with NYLCare, a subsidiary of NYLIFE HealthCare, under which the Company provides pharmacy benefit management services to certain group policyholders of NYLCare and various pharmacy benefit management, vision care and infusion therapy services to health maintenance organizations owned by NYLCare. In 1996, the Company derived $152,311,000, or 19.7% of its net revenues, from services provided to NYLCare. See "Certain Relationships and Related Transactions" for a more complete description of this and certain other transactions involving the Company and New York Life or its affiliates, including NYLCare.

     The Compensation Committee Report on Executive Compensation and the performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Class A Common Stock, commencing June 9, 1992, the date such stock was registered under Section 12 of the Securities Exchange Act of 1934, with the cumulative total return on the Standard & Poor's Health Care 500 Index and the Standard & Poor's 500 Index, to the end of 1996. These indices are included only for comparative purposes as required by Securities and Exchange Commission rules in effect as of the date of this Proxy Statement and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Class A Common Stock, and are not intended to forecast or be indicative of possible future performance of the Class A Common Stock.

                 [Performance Graph, in tabular format, follows]

                                                     INDEXED RETURNS
                               Base                    Years Ending
                              Period
Company/Index                 9June92   Dec92     Dec93     Dec94     Dec95     Dec96
--------------------------------------------------------------------------------------

EXPRESS SCRIPTS INC -CL       100       250.96    361.55    565.40    784.63    551.94
HEALTH CARE-500               100       105.30     96.45    109.10    172.21    207.96
S&P 500 INDEX                 100       109.42    120.45    122.04    167.90    206.45


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994, by the Company's chief executive officer and its other four most highly compensated executive officers (the "Named Officers"):

                                                             SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                              LONG TERM
                           -----------------------------------------------------------      COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                                                              SECURITIES
                                                                        OTHER ANNUAL          UNDERLYING        ALL OTHER
                            YEAR      SALARY($)        BONUS($)(1)     COMPENSATION ($)       OPTIONS(#)      COMPENSATION($)
----------------------------------------------------------------------------------------------------------------------------

BARRETT A. TOAN             1996    $290,769(3)        $204,000(3)           --               28,000(4)         $2,000(2)
  PRESIDENT, CHIEF          1995     253,269(3)         170,000(3)           --               14,000             1,000(2)
  EXECUTIVE OFFICER         1994     246,667(3)         175,000(3)           --               28,000             1,000(2)
  AND DIRECTOR

STUART L. BASCOMB           1996     193,877             80,000              --                8,000(4)          2,000(2)
  EXECUTIVE VICE            1995     172,223             62,800              --                5,000             1,000(2)
  PRESIDENT                 1994     166,042             65,000              --               10,000             1,000(2)

SUSAN M. BARROW, MD         1996     192,692             60,000(5)           --                7,000(4)          2,000(2)
  SENIOR VICE PRESIDENT     1995      98,654(6)          74,000              --               43,000                --
  AND CHIEF SCIENCE         1994        --                 --                --                  --                 --
  OFFICER

THOMAS M. BOUDREAU
  SENIOR VICE PRESIDENT,    1996     174,462             52,500              --               10,000(4)          2,000(2)
  GENERAL COUNSEL AND       1995     151,962             43,680              --                6,000             1,000(2)
  SECRETARY                 1994      77,308(7)          46,250              --               44,000               --

RICHARD A. CALVERT          1996     166,049             54,000              --                7,000(4)          2,000(2)
  SENIOR VICE PRESIDENT     1995     148,922             47,200              --                3,500             1,000(2)
  AND CHIEF INFORMATION     1994     145,979             51,850              --                7,000             1,000(2)
  SYSTEMS OFFICER
-------------------

(1) Consists of amounts earned pursuant to the Company's annual bonus plan. Effective with 1995, that portion of the bonus based on each Named Officer's workplan objectives is evaluated based on workplan performance from April 1 through the following March 31.
(2) Consists of the Company's matching contribution in connection with the Company's 401(k) Plan, established effective January 1, 1994.
(3) Represents compensation awarded pursuant to the Company's annual bonus plan and the Employment Agreement between Mr. Toan and the Company.
(4) Consists of stock options awarded on January 29, 1997 for each Named Officer's 1996 performance. The stock options awarded were conditioned upon the employee executing a nondisclosure and noncompetition agreement with the Company.
(5) Dr. Barrow is eligible for an additional bonus award of up to $10,000 based upon the achievement of certain workplan objectives.
(6)  Dr. Barrow  joined the Company on June 19, 1995.
(7)  Mr. Boudreau joined the Company on June 27, 1994.

STOCK OPTIONS

     The table below sets forth certain information on the grants of stock options to the Named Officers pursuant to Plans for each Named Officer's 1996 performance.

                        OPTION GRANTS IN FISCAL YEAR 1996
                                INDIVIDUAL GRANTS

                          NUMBER OF
                         SECURITIES      PERCENT OF TOTAL
                         UNDERLYING       OPTIONS GRANTED
                          OPTIONS         TO EMPLOYEES IN        EXERCISE          EXPIRATION         GRANT DATE
NAME                    GRANTED(#)(1)      FISCAL YEAR(2)     PRICE($/SH)(3)          DATE        PRESENT VALUE($)(4)
----                    --------------    ---------------     ---------------      ----------     -------------------


Barrett A. Toan           28,000(5)            12.3%             $34.00             1/29/07          $469,000
Stuart L. Bascomb          8,000(6)             3.5%              34.00             1/29/07           134,000
Susan M. Barrow            7,000(6)D            3.1%              34.00             1/29/07           117,250
Thomas M. Boudreau        10,000(6)             4.4%              34.00             1/29/07           167,500
Richard A. Calvert         7,000(6)             3.1%              34.00             1/29/07           117,250
------------------

(1) Consists of options awarded on January 29, 1997 based on each Named Officer's 1996 performance.
(2) Total options granted to employees in fiscal year 1996 includes all options granted to employees in 1996, other than those awarded on January 11, 1996, which were based upon the respective employees 1995 performance, and all options awarded on January 29, 1997, which were awarded based upon the respective employee's 1996 performance.
(3) Represents the closing price per share as reported on the Nasdaq National Market ("Nasdaq") on January 28, 1997, the last date preceding the date of grant on which a transaction was reported.
(4) Such estimated value is derived using the Black-Scholes method taking into account the following key assumptions: (a) volatility of 56.75% calculated using daily stock prices for the 12-month period prior to the grant date;
     (b) 0% dividend yield; (c) an interest rate of 6.58%, which represents the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the option term; (d) 10 year option term; and (e) an exercise price equal to the fair market value at the date of grant. The resulting Black-Scholes value was discounted by approximately 33%, which consists of a discount of approximately 11% to reflect the probability of forfeiture due to termination prior to vesting, and a discount of approximately 22% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The actual value of the options will depend on the excess of the market price of the shares over the exercise price on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.
(5) Such options are fully exercisable from date of grant. The shares subject to the options are restricted from transfer with the transfer restriction lapsing as to 20% of such shares on each anniversary of the date of grant. The transfer restriction is subject to complete lapse in the event of a "change of control" of the Company (as defined in the Plan) or termination of Mr. Toan's employment by reason of death, disability, retirement or by the Company without cause. Upon termination of Mr. Toan's employment, the Company will repurchase any shares issued upon exercise of the option that remain subject to the transfer restriction, at the lesser of the option exercise price or the then current market value for the Class A Common Stock.
(6) Becomes exercisable as to 20% of the shares subject to the option on each anniversary of the date of grant. The options shall terminate in the event of a "change of control" of the Company, whereby the Company shall pay the employee an amount equal to the excess of the "market price" over the exercise price thereof, for the vested options or all options, depending on whether an offer of "comparable employment" is made to and accepted by the employee. The options terminate upon termination of employment unless the employee dies, retires or is permanently disabled, or his employment is terminated without cause.

The Company has no plan under which it may grant stock appreciation rights.

     The table set forth below provides certain information with respect to the 1996 fiscal year-end value of options to purchase the Company's Class A Common Stock granted to the Named Officers and options exercised during such period.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1996
                        AND FISCAL YEAR-END OPTION VALUES



                                                                              Number of Securities     Value of Unexercised
                                                                             Underlying Unexercised    In-the-Money Options
                                                                             Options at Fiscal Year     at Fiscal Year End
                            SHARES ACQUIRED ON                              End (#)(2) Exercisable/     (#)(3) Exercisable/
NAME                           EXERCISE (#)         VALUE REALIZED ($)(1)        UNEXERCISABLE             UNEXERCISABLE
----                           ------------         ---------------------        -------------             -------------


Barrett A. Toan                    ----                     ----                154,000/0              $2,733,500/$0
Stuart L. Bascomb                  ----                     ----                 32,600/33,400           $677,850/$569,150
Susan M. Barrow, MD                ----                     ----                  8,000/35,000            $15,000/$60,000
Thomas M. Boudreau                 -----                    ----                  9,600/32,400            $77,400/$225,600
Richard A. Calvert                13,720                 $308,909.33              6,720/23,380            $78,505/$398,405

----------------------

(1)  Based on the difference between the sale price and the exercise price.
(2) Does not include options granted on January 29, 1997 based on the Named Officer's 1996 performance.
(3) Based on $35.875, the closing price of the Class A Common Stock as reported on the Nasdaq on December 31, 1996. On March 7, 1997, the closing price of the Class A Common Stock was $35.25.

EMPLOYMENT AGREEMENTS

     Effective as of April 1, 1992, the Company entered into an Employment Agreement with Mr. Toan for an initial term extending through March 31, 1996 (as amended by a letter agreement dated February 28, 1996, the "Agreement"). On April 1, 1995, and on each April 1 thereafter, the term of the Agreement is renewed for a new term of two years unless either party has given one year notice of termination. Neither party has given the required notice as of the date of this Proxy Statement, thus the term of this Agreement was renewed. The Agreement provides for annual base compensation of $300,000, subject to increase in the discretion of the Board of Directors. Pursuant to the Agreement, Mr. Toan is also eligible for bonus awards of up to 80% of his base salary, consisting of up to 30% for meeting financial objectives, up to 20% for exceeding such financial objectives and up to 30% for meeting or exceeding non-financial objectives. The financial objectives, which are based on attaining a net income target, and the non-financial objectives, which are based on reaching targets such as growth in the number of plan participants, expansion of the scope of services offered by the Company and expansion of the markets in which vision care services and infusion therapy services are offered, will be determined each year by the Board of Directors in its discretion. Pursuant to the Agreement, effective upon the Company's initial public offering in June 1992, Mr. Toan received options to purchase 140,000 shares of Class A Common Stock under the 1992 Plan, which are exercisable at $6.50 per share. These options are nonqualified options and are exercisable in full immediately. If Mr. Toan exercises any of the options prior to the fifth anniversary of the date of grant, however, the shares received upon exercise, to the extent exceeding a number of shares equal to the product of (x) 20% of the number of shares subject to the options and (y) the number of whole years elapsed since the date of grant, will be "restricted shares" and subject to forfeiture until such fifth anniversary. A pro rata portion of the restricted shares received will vest on each succeeding anniversary until the fifth anniversary after the date of grant, except that the restricted shares will vest upon the occurrence of a "change of control" of the Company or if Mr. Toan's employment is terminated due to his death, disability, retirement or by the Company without cause. In addition, under the Agreement, over a period not to exceed six years from the date of the Company's initial public offering, Mr. Toan is eligible for future awards of options to purchase up to a maximum of 140,000 shares of Class A Common Stock upon such terms as may be set by the Compensation Committee in accordance with the terms of the stock option plans. If Mr. Toan's employment is terminated without cause, the Agreement provides that base compensation will continue to be paid until the later of (a) the expiration of the term of the Agreement, or (b) 24 months after the termination of employment. Under such circumstances, Mr. Toan will also be paid a pro rata portion of incentive compensation for services prior to termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until April 1992, the Company was a direct subsidiary of NYLCare, which was a subsidiary of New York Life. Since April 1992, both the Company and NYLCare have been direct subsidiaries of NYLIFE HealthCare, which is an indirect subsidiary of New York Life. NYLIFE HealthCare is the beneficial owner of 7,510,000 shares (or 100%) of the Class B Common Stock.

APPROVAL OF RELATED PARTY TRANSACTIONS

     In an effort to minimize conflicts, the Company's By-laws require that any material transaction with a related party be approved by the Company's Audit Committee, which currently consists of three directors. A By-law provision, which cannot be changed without the affirmative vote of a majority of the outstanding Class A Common Stock, requires that a majority of directors on the Audit Committee be persons who are not directors of New York Life or its subsidiaries (other than the Company) or officers or employees of New York Life or its subsidiaries. A material transaction is a transaction that, by itself, would be required to be disclosed in the Company's proxy statement under the Securities and Exchange Commission's rules and regulations as in effect at the time of the transaction. In general, under the Securities and Exchange Commission's rules and regulations as in effect on the date of this Proxy Statement, a material transaction would be any transaction, or series of similar transactions, in which the amount involved exceeds $60,000.

RELATIONSHIP WITH NEW YORK LIFE AND NYLIFE HEALTHCARE

     Through an agreement with New York Life, which was assigned to NYLCare effective January 1, 1996, the Company provides pharmacy benefit management services to certain group indemnity policyholders of NYLCare (formerly group indemnity policyholders of New York Life) and certain contract holders whose health benefit plans provide indemnity style benefits for which NYLCare provides administrative services only (such services formerly being provided by New York
Life). The agreement was amended and restated effective September 1, 1995, and again amended effective January 1, 1997. After said January 1, 1997, the Company will share certain retrospective discounts received from drug manufacturers with NYLCare with respect to the foregoing business at a fixed amount per prescription, conditioned upon the policyholders/contract holders participation in the Company's ExpressPreferenceSM drug therapy management program. The term of the agreement expires December 31, 1999, subject to a review of the Company's fees and charges on January 1, 1999. If the parties are unable to agree to revised fees and charges, the agreement may be terminated by either party upon 60 days prior notice. The Company and NYLCare also indemnify each other against all loss, damage or expense that such party may sustain as a result of any negligence or willful misconduct or unnecessary delay by the indemnifying party's performance under the agreement and, in the Company's case, any material misrepresentation or breach of a representation or warranty by the Company in the agreement.

     In consideration for its services, the Company receives fees from NYLCare which it believes are competitive with those received from unrelated clients. For the year ended December 31, 1996, the net revenues that the Company derived from services provided to NYLCare in connection with the group indemnity policyholders, which services were previously provided to New York Life, were $50,674,000, or 6.6% of total net revenues for such period. The Company believes that NYLCare intends to continue to recommend the Company's services to its group health insurance policyholders as their policies come up for renewal and to new policyholders. As of January 1, 1997, NYLCare's group health insurance policies cover approximately 730,000 participants, and the Company provides pharmacy benefits to approximately 440,000 of those participants.

     The Company and New York Life are parties to an agreement that provides that, so long as New York Life, directly or through one or more of its majority-owned subsidiaries, owns 10% or more of the Class B Common Stock, New York Life will not engage directly, or through any of its majority-owned subsidiaries, with certain exceptions relating to the ordinary course of its investment and its claims processing activities, in a business that derives substantial revenues, as defined in such agreement, from one or more of the following activities within the United States (the "Protected Business"): the provision of pharmacy benefit management services (including dispensing prescription drugs, monitoring cost and quality of pharmacy services, establishing a network of retail pharmacies, processing claims for prescription drugs, performing drug utilization review and assisting in the design of prescription drug programs for benefit plans), and the provision of vision care and home infusion therapy services. New York Life and its majority-owned subsidiaries may (i) engage in portfolio investment activities, without any of the entities in which they invest being subject to the foregoing restrictions,
(ii) process claims for prescription drugs in connection with processing medical claims under insurance policies, (iii) acquire entities engaged in all or any aspect of the Protected Business, unless any such entity derived a majority of its consolidated revenues from the Protected Business in the first year proceeding such acquisition, and (iv) continue to operate the business of such acquired entities as they may thereafter develop or expand. The foregoing does not in any way restrict the activities of entities in which New York Life and its subsidiaries own less than a majority equity interest.

     In connection with the Company's lease of its St. Louis facility, NYLIFE HealthCare had guaranteed the Company's obligations to pay rent and any related interest or penalties. This guaranty was released effective May 8, 1996. In connection with the Company's 15-year lease of its Tempe facility, NYLIFE HealthCare had guaranteed prompt payment of 70% of the Company's obligations to pay rent and any related interest and penalties. This guaranty was released effective June 21, 1996.

     For an annual premium of $5,800, the Company has obtained a $2.5 million life insurance policy from New York Life on the life of Mr. Toan. New York Life maintains Directors and Officers/Corporation Reimbursement ("D&O") insurance covering directors and officers of

     New York Life and its subsidiaries for certain expenses and liabilities of such directors and officers while acting in their capacity as such while New York Life maintains voting control of the Company. The total amount of New York Life's D&O insurance is $100 million aggregate each policy year with a $5 million deductible amount for corporate liability and up to $10,000 for individual liability. The Company did not incur any annualized premium expense for insurance covering the first $5 million of such D&O liability deductible for 1996 because the premium was waived by the insurer. There is no assurance that New York Life will provide excess D&O insurance for the Company in the future.

TAX ALLOCATION AGREEMENTS

     From 1989, when NYLCare acquired all of the outstanding stock of the Company, through June 15, 1992, the Company was included in consolidated groups with New York Life for federal income tax purposes. The Company is no longer entitled by law to be included in the consolidated tax groups and will continue as a party to the tax allocation agreements only for purposes of adjustments to tax liabilities for the years in which it was included in those consolidated groups.

PHARMACY BENEFIT, VISION AND INFUSION THERAPY SERVICE AGREEMENTS WITH NYLCARE AND NYLCARE OWNED PLANS

     The Company and NYLCare are parties to an agreement (the "Original Agreement") which first became effective January 1, 1992. The Original Agreement was amended and restated effective January 1, 1995 (the "Amended Agreement"). The initial term of the Amended Agreement will expire on December 31, 1999, and it may be extended for additional one-year terms unless terminated by either party upon notice given at least 90 days prior to the end of the initial term or any anniversary date. The Amended Agreement supersedes the Original Agreement in its entirety for any transaction occurring or circumstances arising after January 1, 1995.

     Under the Amended Agreement, NYLCare is required to use the Company as the exclusive provider of the managed care products and services provided by the Company to its clients for all health maintenance organizations ("HMOs") in which NYLCare, directly or indirectly, holds at least a majority interest (the "NYLCare Owned Sites"), subject to certain exceptions with respect to infusion therapy services, as discussed below. In addition, NYLCare agreed to use its best efforts to use the Company as the exclusive provider of such managed care products and services to any HMOs which NYLCare does not own, but for which it provides health care management services (the "NYLCare Managed Sites"), subject to certain exceptions, including the condition that the prices the Company offers are reasonably competitive with those available from third-party providers.

     In the Amended Agreement, the Company is also the exclusive provider of such services to NYLCare Owned Sites that may be established in the future, unless the Company elects otherwise within 60 days of being notified that NYLCare has acquired or established a new site. If NYLCare is required to use the Company's pharmacy products for a new NYLCare Owned Site, the Company must offer such site its most favorable pricing for such products for HMOs located in the same metropolitan area at that time. If there is no HMO in that area, the Company must offer such site the most favorable pricing offered by the Company to any other client in that area or, if there is no such client, a client of comparable size in the same census region, provided that such price may not be above the prices payable by existing NYLCare Owned Sites under the agreements the Company has with those sites. The Company believes that the terms of the Amended Agreement are no less favorable to the Company than the terms that could have been obtained in an arm's length transaction with an unaffiliated third party.

     In the Amended Agreement, the Company agrees not to enter into agreements with third parties that would prevent or restrict the Company from providing its services to NYLCare Owned or Managed Sites. NYLCare is also required to share certain medical data for its members with the Company to conduct outcome studies and other analyses related to prescription drugs, subject to certain exceptions.

     Pursuant to the Amended Agreement, the Company now provides pharmacy benefit management services to each of the NYLCare Owned Sites in Chicago, Connecticut, Dallas, Houston, Maine, New Jersey, New York, Seattle and the Baltimore/Washington D.C. area, and the NYLCare Managed Site in North Carolina. The agreements with the Dallas, Houston, New York, New Jersey and Baltimore/Washington D.C. sites provide for an annual decrease in the rates for pharmacy services that the Company provides through December 31, 1999, with an additional reduction in the rates for the price of mail pharmacy services provided to these sites compared to the prices offered by the Company to other HMOs in their respective market area, from January 1, 1996, through December 31, 1999.

     The Company continues to provide vision services for the Chicago, Dallas, Houston, New Jersey, New York and the Baltimore/Washington D.C. NYLCare Owned Sites.

     The Company also continues to provide infusion therapy services to the NYLCare Owned Sites in Dallas, Houston, New Jersey, New York and the Baltimore/Washington D.C. area. Under the amended infusion therapy agreements for the Dallas, Houston and the Baltimore/Washington, D.C. sites, these sites are not required to use the Company as the exclusive provider of infusion therapy services so long as the Company receives, for each year during the term of the Amended Agreement, 80% of the aggregate amount that such HMO paid in the prior year, calculated on a member month basis, for non-maternity, out-patient infusion therapy services to all providers (the "Guaranteed Amount"). For the other NYLCare Owned Sites and future NYLCare Owned Sites, once such site's total payments for infusion therapy services equal or exceed $1.3 million in any year, such site is released from the requirement to use the Company as its exclusive provider of infusion therapy services so long as it pays the Company the applicable Guaranteed Amount. In the amended agreements, the Company also agrees to give these sites a discount for fees for these services if the volume of services purchased from the Company exceeds certain thresholds in any year.

     In the Amended Agreement, NYLCare also agreed to assist the Company in product design and promotion and in the development and promotion of drug formularies. In the amended agreements to provide pharmacy benefit management services to each NYLCare Owned Site, the Company agrees to develop and maintain drug formularies for each NYLCare Owned Site. Pursuant to the Amended Agreement, the Company agreed to negotiate retrospective discounts from drug manufacturers for drugs used by members of health plans sponsored by the NYLCare Owned Sites ("volume-based discounts"). In the Amended Agreement, the first $400,000 of volume-based discounts will be allocated to the Company and discounts in excess of that amount will be allocated 25% to the Company and 75% to NYLCare, except that certain volume-based discounts attributable to prescription drug usage by members of certain Medicare health plans sponsored by the NYLCare Owned Sites above certain amounts will be allocated 50% to NYLCare and 50% to the Company. For the year ended December 31, 1996, volume-based discounts aggregating $3,064,000 were allocated to the Company.

     Each amended agreement to provide pharmacy benefit services to a NYLCare Owned Site provides that the Company and each site shall defend and indemnify the other for claims and costs resulting from the grossly negligent acts or omissions or intentional misconduct in connection with the performance of the agreements. The Amended Agreement has an identical provision with respect to NYLCare and the Company. No claims have been made under any of these indemnities.

     The Company also provides infusion therapy services to three NYLCare preferred provider organizations under agreements that are terminable by either party upon 30 days prior written notice. These agreements were not amended.

     For the year ended December 31, 1996, the Company's total net revenues for NYLCare sites were approximately $101,638,000, or 13.1% of total net revenues for such period, of which approximately $4,462,000 were attributable to vision services and approximately $13,188,000 were attributable to infusion therapy services.


INTERCOMPANY ACCOUNT

     The Company maintains an intercompany account for payments to NYLCare, which, historically, was used for miscellaneous expenses related primarily to salary and other expenses for the Chairman of the Board and a certain sublease between the companies. This intercompany account is now primarily used for NYLCare's portion of the volume based discounts earned by the Company which, for the period January 1, 1996 to February 28, 1997, were approximately $9,280,000. The highest outstanding balance at any one time since January 1, 1996, was approximately $6,988,000. As of February 28, 1997, the balance of such account was approximately $5,885,000.

          II. PROPOSAL TO APPROVE THE FIRST AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1994 STOCK OPTION PLAN

BACKGROUND

     On June 6, 1994, the Board of Directors of the Company adopted the 1994 Stock Option Plan, which provides for the grant of nonqualified stock options and incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) to certain officers and other key employees of the Company or certain subsidiaries. On March 22, 1995, the Board of Directors adopted the Amended and Restated 1994 Stock Option Plan (the "Plan"), which was approved by the stockholders of the Company on May 24, 1995. The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions.

     On January 29,  1997,  the Board of  Directors  adopted an amendment to the
Plan (the "First Amendment") which is described below under "Proposed Amendment". NYLIFE HealthCare has indicated its intention to vote its shares for approval of the First Amendment. Assuming NYLIFE HealthCare votes in favor of such amendment, such vote would be sufficient to approve such amendment. If the First Amendment to the Plan is not approved, the existing plan would continue in effect.

SUMMARY OF THE PLAN

     The complete text of the First Amendment to the Plan, as approved by the Board of Directors, subject to stockholder approval, is set forth in Exhibit A to this Proxy Statement. The following summary of certain provisions of the Plan is qualified in its entirety by reference to the text of the Plan.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). A total of 210,000 shares of Class A Common Stock have been reserved for grants of options under the Plan, subject to antidilution adjustments as provided in the Plan and a proposed increase in the total number of shares available for grant, as described below.

     The Committee has the power to interpret the Plan and to determine and interpret the terms of each option agreement (which need not be identical), including, without limitation, (i) which eligible employees will be granted options, (ii) the number of options that will be granted to an employee (subject to the limitations set forth in the Plan), (iii) whether or not the options granted are incentive stock options or nonqualified stock options, and (iv) the exercise price of the options, (v) the form of consideration that may be used to pay for the shares issued upon exercise of an option, (vi) when an option will vest or become exercisable, and whether and to what extent the shares received upon exercise will be "restricted shares" for a period of time, and subject to forfeiture. No more than 150,000 options may be granted to any one individual under the Plan. Options have been granted to 59 officers and other key employees from time to time under the Plan, 6 of which have forfeited their unexercised options upon termination of their employment with the Company.

     The exercise price of an option may not be less than 100% of the fair market value of the Class A Common Stock at the time of the grant (110% of the fair market value in the case of an incentive stock option granted to an individual who at the time of grant beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company (a "10% stockholder")). Such fair market value shall generally be considered to be the closing sale price per share on Nasdaq on the last trading day preceding the date of grant. The purchase price is to be paid in cash, by check or, at the discretion of the Committee and upon such terms as the Committee may approve, by delivering previously owned shares, having shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof.

     The term of each option shall be no longer than ten years from the date of grant (five years in the case of an incentive stock option granted to an individual who is a 10% stockholder).

     At the time of exercise of a nonqualified stock option, the optionee is required to pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any taxes required to be withheld by reason of such exercise. The Committee may permit optionees to satisfy withholding obligations by delivering previously owned shares or by electing to have shares withheld.

     Options are not transferable other than by will or under the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by the optionee or his or her guardian or legal representative. Subject to the "change in control" provision referred to below, all options terminate immediately in the event of termination of employment for any reason, except as follows: if such employment is terminated due to death, permanent disability (as defined in the Plan), retirement (as defined in the Plan), or by the Company without cause (as defined in the Plan), all outstanding options will immediately become exercisable and will remain exercisable for three months following such termination; provided, that the Committee may, in its discretion, permit the option to be exercised after such period. In no event, however, may an option be exercised beyond the original term of such option. The Committee also has the discretion to determine whether and to what extent unvested restricted shares will vest or be forfeited upon an optionee's termination of employment.

     If an option expires or terminates without having been exercised in full, or any restricted shares received upon exercise of an option are forfeited, such shares will again be available for grant of options.

     In the event that the outstanding shares of Class A Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments will be made by the Committee in the number and kind of shares subject to and which may be subject to options under the Plan, and the purchase price per share, to prevent dilution or enlargement of benefits granted to, or available for, optionees.

     The Committee may accelerate the exercisability of any option, or the vesting of any restricted shares, at any time. Options granted under the Plan prior to the amendment and restatement thereof become fully exercisable, and restricted shares will fully vest, upon the occurrence of a "change in control" of the Company, as such term was then defined. With respect to all other options granted under the Plan, in the event of a "change in control", as now defined, all outstanding options, whether or not previously exercisable and vested, will terminate and any restricted shares will be redeemed by the Company, and, in either case, the Company will pay the optionee a specified amount in lieu of such options or restricted shares. The amount paid to the optionee will be determined based upon whether an offer of "comparable employment" (as defined in the Plan) is made to and accepted by the optionee.

     The Board of Directors may at any time terminate or modify the Plan, except that without the approval of the stockholders it may not increase the number of shares as to which options may be granted, change the class of persons eligible to participate in the Plan, change the minimum purchase price of shares subject to the options, extend the maximum period for granting or exercising options, or otherwise materially increase the benefits accruing to optionees under the Plan. The Plan will terminate on June 6, 2004. No termination or amendment of the Plan may, without the consent of the optionee to whom an option has been granted, alter or impair any rights or obligations under any option theretofore granted.

PROPOSED AMENDMENTS

     Under the proposed First Amendment to the Plan, effective January 29, 1997, the number of shares which may be issued under the Plan would be increased from 210,000 shares of Class A Common Stock to 460,000 shares of Class A Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of the exercise, the optionee will not realize any ordinary income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or the exercise. The optionee's basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares acquired as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition, will be a capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise, the optionee will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be treated as a long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is tax preference income for purposes of computing the alternative minimum tax applicable to individuals.

     NONQUALIFIED STOCK OPTIONS. Nonqualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.

     As a result of the optionee's exercise of a nonqualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. If the optionee pays all or part of the option price of a nonqualified stock option by surrendering shares already owned by such optionee, certain additional tax rules apply.

     The excess of the fair market value of the stock on the date of exercise of a nonqualified stock option over the exercise price is not a tax preference item.

     RESTRICTED SHARES. An optionee does not recognize income upon receipt of restricted shares (unless he or she elects, within thirty days of the transfer of restricted shares, to recognize income currently). Upon the lapse of the restriction, the optionee will recognize income in an amount equal to the fair market value of the shares on the date the restriction lapses and the Company will be entitled to a tax deduction equal to the same amount.

     If the optionee elects to recognize income within thirty days of receipt of the shares, he or she will recognize income in an amount equal to the fair market value of the shares on the date of receipt of the restricted shares and the Company will be entitled to a tax deduction equal to the same amount.

     CHANGE IN CONTROL. If there is an acceleration of the vesting or payment of benefits and/or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. The optionee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the change in control, and the Company is not entitled to a deduction for such payment.

     The foregoing is a summary of the Federal income tax consequences to the participants in the Plan and to the Company, based upon current income tax laws, regulations and rulings.

STOCK OPTION AWARDS

     The following table shows options which have been granted under the Plan to date to each of the Named Officers and certain specified groups (including options which have been exercised):

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN


                                          NUMBER OF       EXERCISE PRICE PER
NAME AND POSITION                           SHARES             SHARE (1)
----------------------                   -----------      -------------------

BARRETT A. TOAN                           28,000(2)             $33.125
PRESIDENT, CHIEF EXECUTIVE OFFICER
AND DIRECTOR

STUART L. BASCOMB                         10,000(3)             $33.125
EXECUTIVE VICE PRESIDENT

SUSAN M. BARROW, MD                           0                   ---
SENIOR VICE PRESIDENT AND CHIEF
SCIENCE OFFICER

THOMAS M. BOUDREAU                         4,000(3)             $33.125
SENIOR VICE PRESIDENT, GENERAL
COUNSEL AND SECRETARY

RICHARD A. CALVERT                         7,000(3)             $33.125
SENIOR VICE PRESIDENT AND CHIEF
INFORMATION SYSTEMS OFFICER

Executive Officer Group (4)               55,200(3)             $33.125(6)

Non-Executive Officer Director                0                   ---
Group(5)

Non-Executive Officer Employee Group     156,175(3)             $31.143(6)

-----------------------------

(1) The closing price of the Company's Class A Common Stock as reported on Nasdaq on March 7, 1997, was $35.25.
(2)  See Note 5 to "Option Grants in Fiscal Year 1996" on page 9.
(3)  See Note 6 to "Option Grants in Fiscal Year 1996" on page 9.
     Certain of these options are contingent upon approval of the proposed amendment to the Plan by the stockholders.
(4)  Consists of 9 persons, 1 of whom is no longer employed by the Company.
(5)  Consists of 9 persons.
(6) Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to members of the groups.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FIRST
         AMENDMENT TO THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN.


           III. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse LLP served as the Company's independent accountants for the year ended December 31, 1996. The Board of Directors has appointed, subject to stockholder ratification, Price Waterhouse LLP to act in that capacity for the year ending December 31, 1997. A representative of Price Waterhouse LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

                              STOCKHOLDER PROPOSALS

     In accordance with the By-laws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal. Generally, to be timely, such notice must be received by the Secretary during the 30 day period that ends 60 days before the anniversary of the prior years' annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant By-law provisions from the Secretary of the Company. These By-law provisions are separate from and in addition to the Securities and Exchange

     Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy statement.

     Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company no later than December 20, 1997, in order to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

                                  OTHER MATTERS

     Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of proxies for the Meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone by the Company's officers, directors and employees, without special compensation for such activities.


By Order of the Board of Directors

                                                /s/ Thomas M. Boudreau
                                                Thomas M. Boudreau
April 16, 1997                                  Secretary

                                    EXHIBIT A

                               FIRST AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

     A. Express Scripts, Inc. (the "Company") has an Amended and Restated 1994 Stock Option Plan (the "Plan") which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995.

     B. On January 29, 1997, the Board of Directors of the Company (the "Board") approved an increase in the number of shares which may be issued pursuant to the Plan.
                                    AMENDMENT

     1. DEFINITIONS. Capitalized terms set forth in this First Amendment to the Plan (the "First Amendment") shall be as defined in the Plan.

     2. AMENDMENT TO SECTION 2.1, SHARES SUBJECT TO PLAN. Section 2.1 of the Plan is amended by deleting the number "210,000" in the first sentence thereof and inserting in lieu thereof the number "460,000."

     3. EFFECTIVE DATE OF THE FIRST AMENDMENT; STOCKHOLDER APPROVAL. The effective date of this First Amendment shall be January 29, 1997. This First
Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 28, 1997, and if not approved by the stockholders this First Amendment shall be null and void.

                                                                 April 16, 1997

Dear Shareholder:

     The annual meeting of Stockholders of Express Scripts, Inc. will be held at the offices of the Company, 14000 Riverport Drive, Maryland Heights, Missouri 63043, at 9:30 a.m. on Wednesday, May 28, 1997.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.
-------------------------------------------------------------------------------
A/X Please mark your votes as in this example.

                  FOR ALL THE NOMINEES   WITHHOLD AUTHORITY
                      LISTED AT RIGHT       TO VOTE FOR
                (except as marked to the    ALL NOMINEES
                      contrary below)     LISTED AT RIGHT   NOMINEES:

(1) Election of             ___                 ___
     Directors                                            Howard Atkins
                                                          Bernard N. Del Bello
                                                          Richard M. Kernan, Jr.
(INSTRUCTION:  To withhold authority to vote for any      Richard A. Norling
individual nominee, print that nominee's name below:      Frederick J. Sievert
                                                          Stephen N. Steinig
_____________________________________________________     Seymour Sternberg
                                                          Barrett A. Toan
                                                          Howard L. Waltman
                                                          Norman Zachary

                                                     FOR    AGAINST    ABSTAIN
(2)  Approval of the First Amendment to the          ____    ______     ______
       Company's Amended and Restated 1994
      Stock Option Plan.

(3)  Ratification of the appointment of Price        ____    ______     ______
      Waterhouse LLP as the Company's independent accountants for 1997.

         THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

   (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)


Signature ________________________  ______________________ Dated: _______, 1997
                                     Signature if held
                                        jointly

-------------------------------------------------------------------------------

                              EXPRESS SCRIPTS, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 28, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Barrett A. Toan and Stuart L. Bascomb, or either one of them, as proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of the undersigned in Express Scripts, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on May 28, 1997 at 9:30 A.M., at the offices of the Company, 14000 Riverport Drive, Maryland Heights, Missouri 63043, or at any adjournment thereof, upon the matters described in the Notice of such Meeting and accompanying Proxy Statement, receipt of which is acknowledged, and upon such other business as may properly come before the Meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                                    APPENDIX I

                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN


1.   PURPOSES; DEFINITIONS

     The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions.

         To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options and Nonqualified Stock Options.

         Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean the willful failure by an Employee to perform his duties with the Company, a Parent or a Subsidiary or the willful engaging in conduct which is injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion, provided that, if the Employee has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement.

         "Change in Control" shall mean the following:

                  (i) the first date on which both of the following conditions shall exist: (A) New York Life Insurance Company ("New York Life") shall have ceased to be a Parent, and (B) a "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or a Related Entity is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power for the election of directors of the Company's then outstanding securities;

                  (ii) the shareholders of the Company approve a plan of complete liquidation of the Company; or

                  (iii) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

     "Change in Control Date" shall mean, in the case of a Change in Control defined in clause (i) or (ii) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (iii) of the definition thereof, the date on which the transaction closes.

     "Change in Control Price" shall mean, in a Change in Control transaction in connection with which New York Life receives consideration for the transfer or cancellation of its voting securities, the per share amount received by New York Life; and in the case of any other Change in Control transaction, the greater of the highest Fair Market Value or the highest price per share paid in a bona fide transaction related to such Change in Control at any time during the 60 days immediately preceding the Change in Control Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1.

     "Company" shall mean Express Scripts, Inc., a Delaware corporation, and any successor corporation.

     "Comparable   Employment"  shall  mean  employment  with  the  Company  any successor to the Company's business following a Change in Control pursuant to which:

                  (i) the responsibilities and duties of the Employee are substantially the same as before the Change of Control (such changes as are a necessary consequence of the fact that the securities of the Company are no longer publicly traded if the Company's securities cease to be publicly traded as a consequence of the Change of Control shall not be considered a change in responsibilities or duties), and the other terms and conditions of employment following the Change in Control do not impose on the Employee obligations materially more burdensome than those to which the Employee was subject prior to the Change in Control;

                  (ii) the aggregate compensation (including salary, bonus and other benefit plans, including option plans) of such Employee is substantially economically equivalent to or greater than such Employee's aggregate compensation immediately prior to the Change in Control Date. In making such determination there shall be taken into account all contingent or unvested compensation, under performance-based compensation plans or otherwise, with appropriate adjustment for rights of forfeiture, vesting rules and other contingencies to payment; and

                  (iii) the Employee is not required to relocate from the metropolitan area of his or her residence immediately preceding the Change in Control (A) unless the Company or such successor pays the cost of such relocation (including any loss and expenses that the employee may incur upon the sale of his or her residence), (B) if the relocation is to an area with a higher cost of living than the area of the Employee's residence prior to such relocation, such Employee's compensation is equitably adjusted to account for such difference, (C) unless the Employee is employed under a written contract for a term of not less than three (3) years, and (D) is required to make only one such move during the first three years of the written contract.

         "Effective Date" shall have the meaning set forth in Section 7.1.

     "Employee" shall mean any employee (including any officer whether or not a director) of the Company, or of any corporation which is then a Subsidiary that has been designated by the Board to participate in the Plan.

     "Early Retirement" shall mean retirement by an Employee from active employment with the Company, a Parent or any Subsidiary (i) with the express consent for purposes of the Plan of the Committee or such officer of the Company as the Committee may designate from time to time, or (ii) pursuant to the early retirement provisions of a pension plan maintained by the Company, a Parent or any Subsidiary.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" per Share as of a particular date shall mean, unless otherwise determined by the Committee:

                  (i) the closing sales price per Share on a national securities exchange for the last preceding date on which there was a sale of Shares on such exchange;

                  (ii) if clause (i) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ"), the closing price per Share as reported on such system for the last preceding date on which a sale was reported;

                  (iii) if clause (i) or (ii) does not apply and the Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which such bid and asked prices were quoted; or

                  (iv) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

     "Incentive Stock Option" shall mean an Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

     "Normal Retirement" shall mean retirement by an Employee from active employment with the Company, a Parent or any Subsidiary (i) on or after attainment of age sixty-five (65), or (ii) pursuant to the normal retirement provisions of a pension plan maintained by the Company, a Parent or any Subsidiary.

     "Option" shall mean an option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to the Plan.

     "Option Agreement" shall mean an Option Agreement to be entered into between the Company and an Optionee, which shall set forth the terms and conditions of the Options granted to such Optionee.

     "Optionee" shall mean an Employee to whom an Option has been granted pursuant to the Plan.

     "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company), or if each group of commonly controlled corporations, then
(i) is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of one or more of the other corporations in such chain representing fifty percent (50%) or more of the combined voting power for the election of directors for such corporation, or (ii) if the determination of whether a corporation is a Parent is being made to determine whether the requirements governing Incentive Stock Options have been met, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

     "Payment Date" shall mean a date not later than ten (10) business days following the Change in Control Date.

     "Permanent Disability" shall mean that the Employee has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if an Employee has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

     "Plan" shall mean this Express Scripts, Inc. 1994 Stock Option Plan, as hereinafter amended from time to time.

     "Related Entity" shall mean a Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such Plan) maintained by the Company, a Parent or a Subsidiary.

     "Restricted Shares" shall mean Shares which are received by an Optionee upon the exercise of an Option and are subject to the restrictions described in
Section 4.2(c).

     "Restriction Period" shall mean the period during which Restricted Shares are subject to the restrictions set forth in Section 4.2(c).

     "Retirement" shall mean Early Retirement or Normal Retirement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share" shall mean a share of the Company's Class A Common Stock, .01 par value.

     "Stockholder  Approval  Date"  shall have the  meaning set forth in Section
7.1.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation (other than the last corporation in the unbroken chain), or if each group of commonly controlled corporations, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

     "Ten-Percent Stockholder" shall mean an Employee, who, at the time an Incentive Stock Option is to be granted to the Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent or a Subsidiary is terminated for any reason whatsoever, but excluding any termination where there is a simultaneous reemployment by either the Company, a Parent or a Subsidiary.

2.   SHARES SUBJECT TO THE PLAN

2.1  SHARES SUBJECT TO PLAN

     The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall initially be 210,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, or any Restricted Shares received by an Optionee upon the exercise of an Option are forfeited to the Company in accordance with the Option Agreement, such Shares may again be the subject of Options hereunder.

2.2  CHANGES IN COMPANY'S SHARES

     In the event that the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments shall be made by the Committee in the number and kind of Shares subject to and which may be subject to Options under this Plan, and the purchase price per Share, to prevent dilution or enlargement of the benefits granted to, or available for, Optionees, including adjustments of the limitations in Section 2.1 of the maximum number and kind of shares which may be issued hereunder as Shares.

3.   ELIGIBILITY FOR OPTION GRANTS

     Any Employee who is employed on the senior staff, or as a member of the sales force or who is designated by the Committee as a key Employee shall be eligible to receive Options under this Plan. In no event shall any Options be granted to any member of the Board who is not an Employee. The Committee shall from time to time, in its sole discretion:

         (a) select from among the eligible Employees (including Optionees who have previously received Options) such of them as in its opinion should be permitted to receive Options under this Plan;

         (b) determine the number of Shares to be subject to each Option granted to such selected Employees; provided, that in no event shall Options be granted to any Employee in excess of 150,000;

         (c) determine the terms and conditions applicable to each Option (which need not be identical), consistent with the Plan; and

         (d) establish such conditions as to the manner of exercise of such Options as it may deem necessary, including but not limited to, requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to Shares issuable upon exercise of such Options.

4    TERMS OF OPTIONS AND SHARES

4.1  OPTION AGREEMENT

     Options shall be granted only pursuant to an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including appropriate vesting arrangements. The aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, the Parent and any Subsidiary become exercisable by an Employee during any calendar year shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess amount shall be treated as Nonqualified Stock Options.

4.2  TERMS

     The  Options   granted   hereunder  shall  have  the  following  terms  and
conditions:

         (a) PRICE. The purchase price for the Shares subject to an Option, or the manner in which such purchase price is to be determined, shall be determined by the Committee, in its sole discretion, and set forth in the Option Agreement, provided that the purchase price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         (b) TERM. Options shall be for such term as the Committee shall determine, and as shall be set forth in each Option Agreement, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         (c) VESTING. Options shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option, or the vesting of any Restricted Shares, or portion thereof at any time.

     The Committee may in its discretion provide that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the following restrictions or conditions:

                  (i) Subject to the provisions of the Plan and the Option Agreement, during a period set by the Committee commencing with the date of the grant of the Option (the "Restriction Period"), the Optionee may not be permitted to sell, transfer, pledge or assign the Restricted Shares. The Committee in its discretion may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its discretion,

                  (ii) Except as provided in this clause (ii) and clause (i) above, the Optionee shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

                  (iii) Subject to the applicable provisions of the Option Agreement and this Section, upon Termination of Employment during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, certificates for an appropriate number of unrestricted Shares shall be delivered to the Optionee promptly.

     (d) Termination of Employment. Except as provided in this Section 4.2(d)or in the Option Agreement evidencing such an Option, in the event of a Termination of Employment of an Optionee, all outstanding Options held by such Optionee shall terminate immediately, provided that, if such Termination of Employment is due to the Optionee's death, Permanent Disability, or Retirement or by the Company, a Parent or a Subsidiary without Cause, all outstanding Options held by such Optionee shall immediately become fully exercisable to the extent not so exercisable, shall remain exercisable for a period of three months following such Termination of Employment, and shall thereafter terminate. Notwithstanding the foregoing, (i) the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the period provided for in this Section 4.2(d), but in no event beyond the term of the Option, and (ii) no provision in this Section 4.2(d) shall extend the exercise period of an Option beyond its original term.

4.3  NON-TRANSFERABILITY

     No Option granted under the Plan shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4.4  METHOD OF EXERCISE

     The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise in its sole discretion.

4.5  RIGHTS AS STOCKHOLDER

     No Optionee shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Optionee.

5.   CHANGE IN CONTROL PROVISIONS

5.1  IMPACT OF CHANGE IN CONTROL EVENT

     Notwithstanding anything herein to the contrary, in the event of a Change in Control (i) all outstanding Options, whether or not previously exercisable and vested, shall terminate immediately and become null and void on the Change in Control Date, and (ii) any Restricted Shares shall be redeemed by the Company and canceled as of the Change in Control Date; and in either case the Company shall pay such Optionee the amount, if any, determined in accordance with
Section 5.2 in lieu of such options or Restricted Shares.

5.2  PAYMENT FOR OPTIONS AND RESTRICTED SHARES

     (a) NO OFFER OF COMPARABLE EMPLOYMENT. If an Optionee is not offered Comparable Employment with the Company or any successor to the Company's business on or prior to the Change in Control Date, the Company shall pay the Optionee for each of his Options that was terminated pursuant to Section 5.1 an amount equal to the excess, if any of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled, an amount equal to the Change in Control Price. Such aggregate amount shall be paid to the Optionee by the Company in a cash lump sum on the Payment Date.

     (b) OFFER OF COMPARABLE EMPLOYMENT ACCEPTED. If an Optionee is offered and accepts Comparable Employment with the Company or any successor to the Company's business, the Company shall pay the Optionee for each of his Options that was canceled pursuant to Section 5.1 an amount equal to the excess, if any, of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled, an amount equal to the Change in Control Price. Such aggregate amount shall be paid to the Optionee as follows:

                  (i) any amount attributable to Options that were vested on or prior to the Change in Control Date shall be paid to the Optionee on the Payment Date.

                  (ii) any amount attributable to Options that would have become vested after the Change in Control Date but prior to the second anniversary of the Change in Control Date, or to Restricted Shares the transferability and forfeiture restrictions on which would have lapsed during such period, shall be paid to the Optionee on the date that the Options otherwise would have vested or the restrictions on such Restricted Shares otherwise would have lapsed, as the case may be; and

                  (iii) any other amounts due to the Optionee and not disbursed pursuant to the preceding clauses (i) and (ii) shall be paid in two cash installments on the first and second anniversary of the Change in Control Date, the first installment being equal to one-half of the amount that would have been paid in the absence of the preceding clause
         (ii) above minus the amount of any payment made prior to such first installment pursuant to the preceding clause (ii), and the second installment being equal to the remaining balance due to the Optionee.

Notwithstanding the foregoing, in the event of a Termination of Employment of the Optionee at any time before such second anniversary, other than by reason of (A) the Optionee's death, Permanent Disability or Retirement, (B) termination by the Company or any successor to the Company's business without Cause, or (C) termination by the Employee after his employment ceases for any reason to be Comparable Employment, the Optionee shall forfeit any right to, an shall not be paid, any unpaid installments. In the case of a Termination of Employment for any reason specified in clause (A), (B) or (C) of the preceding sentence, all unpaid installments shall be paid to the Optionee in a cash lump sum within thirty (30) days of such Termination of Employment.

     (c) OFFER OF COMPARABLE EMPLOYMENT REJECTED. If an Optionee is offered Comparable Employment with the Company or any successor to the Company's business and he rejects such offer, the Company will pay to the Optionee for each of his Options that was fully vested immediately prior to the Change in Control Date, an amount equal to the excess, if any, of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled an amount equal to the lesser of (i) the Change in Control Price, or (ii) the amount paid by the Optionee to acquire such Restricted Shares from the Company. Except as provided in the preceding sentence, the Company shall not be required to pay, and the Optionee shall not be entitled to receive, any amount under this Section 5 or otherwise in connection with the cancellation of any other Options pursuant to
Section 5.1. Any amount payable to the Optionee hereunder shall be payable on the Payment Date.

5.3  ESCROW OF DEFERRED PAYMENTS

     (a) Any amount that may become payable to Optionees pursuant to Section 5.2(b) above shall be deposited on the Payment Date in escrow with a U.S. bank with unrestricted capital and surplus of not less than $100,000,000. Such funds shall be invested in securities issued or fully guaranteed as to both principal and interest by the U.S. Government. Interest earned shall be allocated ratably among the Optionees receiving payment of such funds and, if any amounts are forfeited by an Optionee, to the Company, and shall be disbursed when such payments are made.

     (b) DISBURSEMENTS

                  (i) Subject to the following clauses (ii) and (iii), the escrow agreement shall provide for disbursements to Optionees in accordance with a schedule attached thereto and prepared in accordance with Section 5.2(b)(ii) and (iii).

                  (ii) If an Optionee forfeits his rights to any payments from the escrow, the Company shall give written notice thereof contemporaneously to the escrow agent and the Optionee by certified or registered mail (in the case of the Optionee, to the last known address of the Optionee on the records of the Company), stating the reason for such forfeiture and the amount thereof. The escrow agent shall disburse the amount stated in such notice to the Company thirty (30) days after receipt thereof unless prior to such time the escrow agent receives written notice of objection from the Optionee. If a notice of objection is received, the escrow agent shall disburse such funds only upon order of a court of competent jurisdiction or upon written instructions signed by both the Company and the Optionee.

                  (iii) If an Optionee or his successor in interest becomes entitled to a payment from the escrow prior to the time stated in the schedule, the Optionee or such successor shall give written notice thereof contemporaneously to the escrow agent and the Company by certified or registered mail, stating the reason for such accelerated payment and the amount thereof. The escrow agent shall disburse the amount stated in such notice to the Optionee or such successor thirty
         (30) days after receipt thereof unless prior to such time the escrow agent receives written notice of objection from the Company. If a notice of objection is received, the escrow agent shall disburse such funds only upon order of a court of competent jurisdiction or upon written instructions signed by both the Company and the Optionee.

5.4  PARACHUTE PAYMENTS

     In the event that the aggregate present value of the payments to an Optionee under this Plan, and any other plan, program, or arrangement maintained by the Company (a Subsidiary or, if applicable, a Parent) constitutes an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Optionee otherwise would be entitled, to be less than what the Optionee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Section 280G(b)(3)(A) of the Code), the Optionee's total "parachute payments" (within the meaning of
Section 280G(b)(2)(A) of the Code) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Optionee's tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Section 1(g) of the Code, if applicable. In the event that the Optionee and the Company or any successor to the Company's Business are unable to agree as to the amount of the reduction described above, if any, the Optionee shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the Change in Control that resulted in the characterization of the payments as parachute payments) by the Company regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine, at the Company's expense, the amount of such reduction and such determination shall be final and binding upon the Optionee and the Company or such successor.

6.   ADMINISTRATION

6.1  COMPENSATION COMMITTEE

     The Plan shall be administered by the Committee which shall consist of at least three directors of the Company, appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board. All members of the Committee must be "disinterested persons," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act, if and as such Rule is in effect and to the extent required by Section 162(m) of the Code and the Regulations promulgated thereon, an "outside director" within the meaning thereof.

6.2  DUTIES AND POWERS OF COMMITTEE

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and the Option Agreements and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

6.3  MAJORITY RULE

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee .

6.4  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

     Members of the Committee may receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

7.   OTHER PROVISIONS

7.1  EFFECTIVE DATE

     (a) EFFECTIVE DATE. The Plan shall become effective as of the date of the adoption of the Plan by the Board, subject to the approval of the Plan by a majority of the Company's stockholders (the "Effective Date"), and shall continue in effect until June 6, 2004 or until the Change in Control Date, whichever is sooner; provided, that termination of the Plan shall not affect the rights of any Optionee with respect to Options granted or Restricted Shares acquired contemporaneously with or prior to such termination. Notwithstanding anything herein or in any Option Agreement to the contrary, Options granted hereunder shall not vest and may not be exercised prior to the date of stockholder approval (the "Stockholder Approval Date"), and, in the event that the Stockholder Approval Date has not occurred on or prior to June 6, 1995 (or such later date as determined by the Board in its sole discretion), all Options granted prior to such date shall be null and void and of no effect, retroactive to the date of grant, and the Plan shall be null and void and of no effect, retroactive to the date of Board approval.

     (b) EFFECT OF CERTAIN AMENDMENTS. The amendments approved by the Board of Directors on March 22, 1995, other than the amendments to sections 2.1, 3(b) and
6.1 hereof, shall be effective only with respect to Options granted after such date, provided, however, that the Committee may enter into agreements with Optionees whose options were granted prior to such date to make such amendments applicable, in whole or in part, to such Options.

7.2  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 2.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

     (a) increase the number of Shares as to which Options may be granted under the Plan;

     (b) change the class of persons eligible to participate in the Plan;

     (c) change the minimum purchase price of Shares pursuant to Options as provided herein;

     (d) extend the maximum period for granting or exercising Options provided herein; or

     (e) otherwise materially increase the benefits accruing to Optionees under the Plan.

     From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension nor after termination or expiration of the Plan.

7.3  EFFECT OF PLAN UPON OTHER COMPENSATION AND INCENTIVE PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary.

7.4  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

     (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder for Employees granted Incentive Stock Options.

     (d) Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for such shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

7.5  WITHHOLDING OF TAXES

     No later than the date as to which an amount first becomes includable in the gross income of an Optionee for Federal income tax purposes with respect to any Option granted under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, a Parent and any Subsidiary shall, to the extent permitted by law have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. In its discretion, the Committee may permit Optionees to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.

7.6  NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any Option Agreement shall confer upon any Optionee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, a Parent and any Subsidiary, which are hereby expressly reserved, to remove, terminate or discharge any Optionee at any time for any reason whatsoever, with or without Cause.

7.7  TITLES; CONSTRUCTION

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

     PRIOR TO AMENDMENT AND RESTATEMENT, SECTION 5, WHICH WILL CONTINUE TO GOVERN CURRENTLY OUTSTANDING AWARDS OF STOCK OPTIONS AND RESTRICTED SHARES, FORMERLY PROVIDED AS FOLLOWS:

5.   CHANGE IN CONTROL PROVISIONS

     In the event of a Change in Control, (a) all outstanding Options not previously exercisable and vested shall immediately become fully exercisable and vested, and (b) the transferability and forfeiture restrictions applicable to any Restricted Shares to the extent not already lapsed, shall lapse and no longer be applicable, and such Shares shall be deemed fully vested and owned by the Optionee.

     "Change in Control" shall mean the occurrence of any of the following events at a time when New York Life Insurance Company, A New York mutual life insurance company, or any successor thereto is not a Parent:

                  (i) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, (other than the Company or a Related Entity, without the approval of the Board, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power for the election of directors of the Company's then outstanding securities;

                  (ii) during any period of two consecutive years beginning on or after the effective date of the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
         (i), (iii) or (iv)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above in clause (i)) acquires more than fifty percent (50%) of the combined voting power for the election of directors of the Company's then outstanding securities; or

                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.